SERVISFIRST BANCSHARES, INC.

Announces Earnings for Fourth Quarter and Year Ended

December 31, 2013

Birmingham, Ala. – (PR Newswire) – January 28, 2014 – ServisFirst Bancshares, Inc. today announced earnings for the fourth quarter and the year ended December 31, 2013.

2013 and Fourth Quarter Highlights:

▪	Net income increased 21.2% year over year and 38.8% for the fourth quarter of 2013 compared to the same quarter in 2012. Net income for the fourth quarter of 2013 increased 10.3% over the third quarter of 2013.
▪	Diluted earnings per share increased 14.0% year over year and 28.5% for the fourth quarter of 2013 compared to the same quarter in 2012. Diluted earnings per share for the fourth quarter of 2013 increased 8.2% over the third quarter of 2013.
▪	Deposits increased 20.2% year over year.
▪	Loans increased 21.0% year over year.

“We are pleased with our growth in loans, deposits and earnings in 2013,” said Tom Broughton, President and CEO. “Our business model continues to attract new bankers that enable us to achieve these results.”

ABOUT SERVISFIRST:

ServisFirst Bancshares, Inc. is a bank holding company based in Birmingham, Alabama. Through its subsidiary ServisFirst Bank, ServisFirst Bancshares, Inc. provides business and personal financial services from locations in Birmingham, Huntsville, Mobile, Montgomery and Dothan, Alabama, Pensacola, Florida and Nashville, Tennessee.

ServisFirst Bancshares, Inc. files periodic reports with the U.S. Securities and Exchange Commission (SEC). Copies of its filings may be obtained through the SEC’s website at www.sec.gov or at www.servisfirstbancshares.com.

Statements in this press release that are not historical facts, including, but not limited to, statements concerning future operations, results or performance, are hereby identified as "forward-looking statements" for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. The words "believe," "expect," "anticipate," "project," “plan,” “intend,” “will,” “would,” “might” and similar expressions often signify forward-looking statements. Such statements involve inherent risks and uncertainties. ServisFirst Bancshares, Inc. cautions that such forward-looking statements, wherever they occur in this press release or in other statements attributable to ServisFirst Bancshares, Inc. are necessarily estimates reflecting the judgment of ServisFirst Bancshares, Inc.’s senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Such forward-looking statements should, therefore, be considered in light of various factors that could affect the accuracy of such forward-looking statements, including: general economic conditions, especially in the credit markets and in the Southeast; the performance of the capital markets; changes in interest rates, yield curves and interest rate spread relationships; changes in accounting and tax principles, policies or guidelines; changes in legislation or regulatory requirements; changes in our loan portfolio and the deposit base; possible changes in laws and regulations and governmental monetary and fiscal policies, including, but not limited to, economic stimulus initiatives; the cost and other effects of legal and administrative cases and similar contingencies; possible changes in the creditworthiness of customers and the possible impairment of the collectability of loans and the value of collateral; the effect of natural disasters, such as hurricanes and tornados, in our geographic markets; and increased competition from both banks and non-bank financial institutions. The foregoing list of factors is not exhaustive. For discussion of these and other risks that may cause actual results to differ from expectations, please refer to “Cautionary Note Regarding Forward-looking Statements” and “Risk Factors” in our most recent Annual Report on Form 10-K and our other SEC filings. If one or more of the factors affecting our forward-looking information and statements proves incorrect, then our actual results, performance or achievements could differ materially from those expressed in, or implied by, forward-looking information and statements contained herein. Accordingly, you should not place undue reliance on any forward-looking statements, which speak only as of the date made. ServisFirst Bancshares, Inc. assumes no obligation to update or revise any forward-looking statements that are made from time to time.

More information about ServisFirst Bancshares, Inc. may be obtained over the Internet at www.servisfirstbancshares.com or by calling (205) 949-0302.

Contact: ServisFirst Bank

Bud Foshee (205) 949-0307

BFoshee@servisfirstbank.com

SERVISFIRST BANCSHARES, INC.

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except shares and per share data)

	Three Months Ended
	December 31,		September 30,
	2013	2012	2013
Total interest income	$33,725	$29,055	$32,499
Total interest expense	3,610	3,624	3,534
Net interest income before provision for loan losses	30,115	25,431	28,965
Provision for loan losses	2,356	2,449	3,034
Net interest income after provision for loan losses	27,759	22,982	25,931
Total noninterest income	2,371	2,586	2,269

Salaries and employee benefits	6,541	6,477	7,048
Other noninterest expense	5,757	6,426	5,019
Total noninterest expense	12,298	12,903	12,067
Income before taxes	17,832	12,665	16,133
Income taxes	5,964	4,108	5,321
Net income	11,868	8,557	10,812
Preferred stock dividends	100	100	100
Net income available to common stockholders	$11,768	$8,457	$10,712

Basic earnings per common share	$1.64	$1.40	$1.53
Diluted earnings per common share	$1.58	$1.23	$1.46
Average basic common shares	7,159,382	6,052,570	7,019,069
Average diluted common shares	7,453,117	6,971,752	7,321,911

	Year Ended December 31,
	2013	2012
Total interest income	$126,081	$109,023
Total interest expense	13,619	14,901
Net interest income before provision for loan losses	112,462	94,122
Provision for loan losses	13,008	9,100
Net interest income after provision for loan losses	99,454	85,022
Total noninterest income	10,010	9,643

Salaries and employee benefits	26,324	22,587
Other noninterest expense	21,165	20,513
Total noninterest expense	47,489	43,100
Income before taxes	61,975	51,565
Income taxes	20,358	17,120
Net income	41,617	34,445
Preferred stock dividends	400	400
Net income available to common stockholders	$41,217	$34,045

Basic earnings per common share	$6.00	$5.68
Diluted earnings per common share	$5.69	$4.99
Average basic common shares	6,869,071	5,996,437
Average diluted common shares	7,268,675	6,941,752

SERVISFIRST BANCSHARES, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31, 2013	December 31, 2012	September 30, 2013
ASSETS
Cash and due from banks	$249,781	$177,454	$257,490
Investment securities	298,494	259,844	289,515
Restricted equity securities	3,738	3,941	3,738
Federal funds sold and other investments	8,634	3,291	7,923
Mortgage loans held for sale	8,134	25,826	11,592

Loans	2,858,868	2,363,182	2,731,973
Reserve for loan losses	(30,663)	(26,258)	(28,927)
Net loans	2,828,205	2,336,924	2,703,046
Other real estate owned	12,672	9,685	14,258
Bank owned life insurance contracts	69,008	57,014	68,460
Other assets	40,751	32,335	40,131
Total assets	$3,519,417	$2,906,314	$3,396,153

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Noninterest-bearing	$650,456	$545,174	$635,153
Interest-bearing	2,369,186	1,966,398	2,284,064
Total deposits	3,019,642	2,511,572	2,919,217
Federal funds purchased	174,380	117,065	170,090
Borrowings	19,940	34,967	19,932
Interest payable	769	942	4,553
Other liabilities	7,494	8,511	6,061
Total liabilities	3,222,225	2,673,057	3,119,853

Stockholders' equity	297,192	233,257	276,300
Total liabilities and stockholders' equity	$3,519,417	$2,906,314	$3,396,153

SERVISFIRST BANCSHARES, INC.

Key Ratios

	Three Months Ended
	December 31,		September 30,
	2013	2012	2013
Return on average assets	1.35%	1.18%	1.29%
Return on average common equity	16.26%	14.67%	15.75%
Net interest margin (fully taxable-equivalent)	3.67%	3.75%	3.71%
Efficiency ratio	37.86%	46.05%	38.63%

	Year Ended December 31,
	2013	2012
Return on average assets	1.31%	1.30%
Return on average common equity	15.55%	15.81%
Net interest margin (fully taxable-equivalent)	3.80%	3.80%
Efficiency ratio	38.78%	41.54%

	December 31,	September 30,
	2013	2012	2013
Book value per common share	$35.00	$30.84	$33.40
Tangible book value per common share	$35.00	$30.84	$33.40
% of reserve for loan losses to total loans	1.07%	1.11%	1.06%
Nonperforming assets to total loans
plus foreclosed real estate	0.79%	0.85%	0.86%
Nonperforming assets to total assets	0.64%	0.69%	0.70%